Exhibit 99.1


   Date Established for Termination of Corporate Backed Trust Certificates,
                     AT&T Note-Backed Series 2001-33 Trust
      Class A-1 Certificates (CUSIP Number 21988G585; NYSE Listing: XKJ)
                Class A-2 Certificates (CUSIP Number 21988GBF2)


NEWS RELEASE - IMMEDIATE

     New York, New York - February 7, 2006: On February 6, 2006, Corporate Backed Trust Certificates, AT&T Note-Backed Series 2001-33 Trust, announced that the trust will be terminated in accordance with the terms of the trust agreement. The trustee received on February 6, 2006, a call notice from the holder of call warrants related to the Class A-1 Certificates and the Class A-2 Certificates exercising the right to purchase all of the outstanding certificates at their related call prices on February 13, 2006.

     As a consequence, the trust will be terminated on February 13, 2006 and, upon receipt of the call price, the Class A-1 Certificates and the Class A-2 Certificates will be redeemed in full. Holders of the Class A-1 Certificates will receive the full $25.00 par amount per Class A-1 Certificate plus any accrued interest thereon.

Contact:

                              David J. Kolibachuk
                        U.S. Bank National Association
                                 212-361-2459
                          david.kolibachuk@usbank.com